UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2016

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53127	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

112 W. 34th Street, 17th Floor
New York, NY	10120
(Address of Principal Executive Offices)	(Zip Code)

(212) 946-4856
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement

On June 7, 2016, Lion Biotechnologies, Inc. (“we,” “us,” “our” and the “company”) closed the private placement contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 2, 2016, that the company entered into with Quogue Capital, OrbiMed Advisors, Frazier Healthcare Partners, Broadfin Capital and fewer than ten other institutional and accredited investors identified therein. At the closing, the company issued 9,684,000 shares of the company’s common stock and 11,368,633 shares of its newly created Series B Preferred Stock. The shares of common stock and Series B Preferred Stock were sold for $4.75 per share. The number shares of common stock that were purchased in the private placement constituted less than 20% of our outstanding shares of common stock immediately prior to the closing of the private placement.

Jefferies LLC and Piper Jaffray & Co. acted as joint lead placement agents in connection with the Purchase Agreement, and we paid the placement agents a customary placement fee and reimbursed them for certain expenses.

The securities were offered and sold in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement.

On June 6, 2016, we filed the Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock of Lion Biotechnologies, Inc. (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. A total of 11,500,000 shares of Series B Preferred Stock were authorized for issuance under the Certificate of Designation. The shares of Series B Preferred Stock have a stated value of $4.75 per share and, following receipt of stockholder approval of the conversion feature, will be convertible into shares of our common stock at an initial conversion price of $4.75 per share. The company intends to solicit stockholder approval of the conversion feature of the Series B Preferred Stock at a meeting of stockholders to be held in the near future.

The Series B Preferred Stock is entitled to dividends on an as-if-converted basis in the same form as any dividends actually paid on shares of our Series A Convertible Preferred Stock or other securities. So long as the Series B Preferred Stock remains outstanding, we may not redeem, purchase or otherwise acquire any material amount of our Series A Convertible Preferred Stock or other securities.

Upon approval by our stockholders of the conversion feature of the Series B Preferred Stock, the shares of Series B Preferred Stock may, at the option of each holder, be converted at any time or from time to time into shares of our common stock at the conversion price in effect at the time of conversion, except that, subject to certain limited exceptions, no holder of Series B Preferred Stock may convert the Series B Preferred Stock if, after giving effect to the conversion, the holder and all affiliated persons would own beneficially more than 4.99% of our common stock (subject to adjustment up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us). The initial conversion price of $4.75 is subject to appropriate adjustment in the event of a stock split, stock dividend, combination or other recapitalization affecting our common stock.

If our stockholders approve of the conversion feature, holders of a majority of the outstanding shares of Series B Preferred Stock will be entitled to elect to convert all of the outstanding shares of the Series B Preferred Stock into shares of common stock, subject to the beneficial ownership limitations of each holder set forth above. Pursuant to the NASDAQ Global Market rules, holders of Series B Preferred Stock will not be entitled to cast votes as to the approval of the conversion feature with respect to any shares of common stock purchased under the Purchase Agreement. If our stockholders do not approve the conversion feature of the Series B Preferred Stock, the shares of Series B Preferred Stock will not become convertible, and will remain outstanding in accordance with the terms of the Certificate of Designation.

Except as otherwise required by law, the holders of Series B Preferred Stock have no right to vote on matters submitted to a vote of our stockholders. Without the prior written consent of a majority of the outstanding shares of Series B Preferred Stock, however, we may not: (i) amend our articles of incorporation (including the Certificate of Designation) in a manner adverse to the Series B Preferred Stock; (ii) create or authorize the creation of any other security convertible into or exercisable for any equity security ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock; or (iii) enter into any agreement with respect to any of the foregoing.

In the event of the dissolution and winding up of the company, the proceeds available for distribution to our stockholders will be distributable pari passu among the holders of the shares of our common stock, Series A Convertible Preferred Stock and Series B Preferred Stock, pro rata based upon the number of shares held by each such holder, as if the outstanding shares of our Series A Convertible Preferred Stock and Series B Preferred Stock were convertible, and were converted, into shares of our common stock.

The foregoing description of the rights, preferences and privileges of the Series B Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Transaction Documents

In connection with the private placement and as previously disclosed, on June 2, 2016 we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with each investor. The Purchase Agreement included certain provisions requiring that the number of directors constituting the full board of directors of the company be increased from five to seven directors and that Mr. Wayne P. Rothbaum be appointed to serve on our board of directors as the company’s Interim Chairman. We also agreed to appoint Dr. Iain Dukes to the board of directors effective as of a specified future date when he will be available to serve as a director, and that, until the earlier of (i) the date Quogue Capital, LLC, or Quogue, an affiliate of Mr. Rothbaum, beneficially owns less than 5% of our outstanding common stock, and (ii) June 30, 2017, which we refer to as the “effective period,” we will take no other action to (x) change the size of the board, (y) amend, in any respect, our articles of incorporation or bylaws, or (z) enter into any agreement to do any of the foregoing, in each case, without the prior written consent of Quogue. During the effective period, we also have agreed that either Mr. Rothbaum or Dr. Dukes will be appointed to each of our Compensation Committee, Audit Committee and Nominating and Governance Committee of our board of directors.

Pursuant to the Registration Rights Agreement we agreed to file with the Securities and Exchange Commission, or the SEC, within 30 days of the closing of the private placement under the Purchase Agreement, a registration statement covering the resale by the investors of the shares of common stock purchased by them. We also agreed in the Registration Rights Agreement to file with the SEC within 30 days of any stockholders meeting approving the conversion feature of the Series B Preferred Stock, a registration statement covering the resale of the shares of our common stock issuable upon conversion of their shares of Series B Preferred Stock by the holders of shares of Series B Preferred Stock. We have also agreed to use our best efforts to have the respective registration statements declared effective as soon as practicable upon filing, but in any event within 90 days after filing.

The Registration Rights Agreement provides, among other things, that in the event (i) we do not file either registration statement within the prescribed time period, (ii) the SEC does not declare effective either registration statement within the prescribed time period or (iii) either registration statement ceases to be effective under certain circumstances, we will pay to the holders on the occurrence of each such event and for each 30-day period thereafter until the applicable event is cured, an amount in cash equal to 1% of the aggregate amount invested (or outstanding, as specified in greater detail in the Registration Rights Agreement) by the holders under the Purchase Agreement for each 30-day period (prorated for any period of less than 30 days) during which such registration statement was not effective.

In connection with the entry into the Purchase Agreement and the placement agent agreement, our officers and directors have agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 60 days after the date of the Purchase Agreement, and we have agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 90 days after the date of the securities purchase agreement, except in each case with the written consent of Jefferies LLC and Piper Jaffray & Co., subject to certain exceptions.

The Purchase Agreement and the Registration Rights Agreement contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable. The foregoing descriptions of the agreements do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the agreements, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Report on Form 8-K and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions in Item 3.02 above and Item 5.03 below regarding the filing of the Certificate of Designation are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

As previously disclosed, on June 1, 2016 we increased the authorized number of our directors from five to seven. As required by the Purchase Agreement, on June 7, 2016 Wayne Rothbaum joined our board of directors and became the Interim Chairman of the board of directors. Pursuant to the Purchase Agreement, we also agreed to appoint Dr. Dukes to serve as a director beginning as of a specified future date. Dr. Dukes has not yet joined the board of directors.

Mr. Rothbaum is currently the President of Quogue Capital LLC, a life sciences investment fund he founded in 2001. Beginning in 2012, Mr. Rothbaum served as the co-founder and largest investor of Acerta Pharma, B.V., a Dutch biotech focused on developing selective, covalent small molecules to treat cancer and inflammation. Acerta Pharma was sold to Astra Zeneca in February 2016. From February 2013 until its sale in February 2016, Mr. Rothbaum served as the executive chairman of Acerta Pharma. From 1993 until 2001, Mr. Rothbaum led the biotechnology practice at the strategic consulting firm The Carson Group. Mr. Rothbaum graduated Phi Beta Kappa from Binghamton University in 1990 with a dual major in political science and psychology and received his Master’s degree in international economics from The George Washington University.

Our board of directors believes that Mr. Rothbaum is highly qualified to serve as a director on the basis of his business background and education, his investment experience as the manager of an investment fund focused on the life sciences industry, and his experience serving in a leadership capacity with other biotechnology companies.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 6, 2016, we amended our articles of incorporation by filing in the Office of the Secretary of State of Nevada the Certificate of Designation. The description of the rights and preferences of the Series B Preferred Stock in Item 3.02 of this Report is incorporated herein by reference.

Item 8.01	Other Events.

On June 8, 2016, we issued a press release announcing the closing of the private placement. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series B Preferred Stock of Lion Biotechnologies, Inc.*

10.1	Form of Securities Purchase Agreement, dated June 2, 2016, among Lion Biotechnologies, Inc. and the Investors thereunder*

10.2	Form of Registration Rights Agreement, dated June 2, 2016, by and among Lion Biotechnologies, Inc. and the Investors thereunder.*

99.1	Press Release issued by Lion Biotechnologies, Inc. on June 8, 2016

* Previously filed on June 3, 2016 as an exhibit to the Company’s current report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016	LION BIOTECHNOLOGIES, INC.

	By:	/s/ MOLLY HENDERSON
Molly Henderson, Chief Financial Officer

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